As filed with the Securities and Exchange Commission on July 14, 1998


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549



                                  FORM 8-A

       FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
       SECTION 12(B) OR 12(G) OF THE SECURITIES EXCHANGE ACT OF 1934

                APARTMENT INVESTMENT AND MANAGEMENT COMPANY
           (Exact name of Registrant as Specified in its Charter)

          MARYLAND                                 84-1259577
  (State of Incorporation or             (I.R.S. Employer Identification No.)
      Organization)


                   1873 SOUTH BELLAIRE STREET, 17TH FLOOR
                        DENVER, COLORADO 80222-4348
                  (Address of principal executive offices)



 If this Form relates to the               If this Form relates to the
 registration of a class of                registration of a class of debt
 debt securities and is                    securities and is to become
 effective upon filing pursuant            effective simultaneously with the
 to General Instruction A(c)(1)            effectiveness of a concurrent
 please check the following box.  [   ]    registration statement under the
                                           Securities Act of 1933 pursuant to
                                           General Instruction A(c) (2) please
                                           check the following box.   [   ]


 Securities to be registered pursuant to Section 12(b) of the Act:

 Title of Each Class              Name of Each Exchange on Which
 to be so Registered              Each Class is to be Registered

 9 3/8% Class G Cumulative        New York Stock Exchange
 Preferred Stock, par value
 $.01 per share (liquidation
 preference $25 per share)


 Securities to be registered pursuant to Section 12(g) of the Act:  None



 ITEM 1         DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

           This Registration Statement relates to the registration under the Securities Exchange Act of 1934, as amended, of shares of 9 3/8% Class G Cumulative Preferred Stock, par value $.01 per share (liquidation preference $25 per share) (the "Class G Preferred Stock"), of Apartment Investment and Management Company, a Maryland corporation (the "Registrant"). The description of the Class G Preferred Stock to be registered hereunder is set forth under the caption "Description of Class G Preferred Stock" in the Registrant's final Prospectus Supplement, dated July 10, 1998, with respect to the Class G Preferred Stock (the "Prospectus Supplement") filed pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, relating to the Registrant's Registration Statement on Form S-3 (No. 333-26415) filed with the Commission on May 22, 1997, as amended, which final Prospectus Supplement is incorporated herein by reference.

 ITEM 2         EXHIBITS.

           The Class G Preferred Stock is to be registered on The New York Stock Exchange, on which other securities of the Registrant are registered. Accordingly, copies of the following exhibits will be filed with The New York Stock Exchange, and are filed as exhibits to this Registration
 Statement:

      3.1 Charter of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998);

      3.2 Bylaws of Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997);

      3.3  Articles Supplementary relating to the Class G Preferred
           Stock;

      3.4  Form of the Registrant's Class G Preferred Stock Certificate;

      3.5 Articles Supplementary relating to the Class C Preferred Stock of the Registrant (incorporated by reference to Exhibit 3.5 to the Registrant's Form 8-A filed with the Commission on February 18,
           1998);

      3.6 Articles Supplementary relating to the Class D Preferred Stock of the Registrant; (incorporated by reference to Exhibit 3.3 to the Registrant's Form 8-A filed with the Commission on February 18,
           1998);

      99.1 Description of the Class C Preferred Stock of the Registrant set forth under the caption "Class C Preferred Stock" of the Registrant's final Prospectus Supplement dated December 19, 1997, filed pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, relating to the Registrant's Registration Statement on Form S-3 (No. 333-26415) filed with the Commission on May 22, 1997, as amended, is incorporated herein by this reference;

      99.2 Description of the Class D Preferred Stock of the Registrant set forth under the caption "Class D Preferred Stock" of the Registrant's final Prospectus Supplement dated February 13, 1998, filed pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, relating to the Registrant's Registration Statement on Form S-3 (No. 333-26415) filed with the Commission on May 22, 1997, as amended, is incorporated herein by this reference; and

      99.3 Descriptions of the Common Stock of the Registrant set forth under the caption "Capital Stock of the Company" of the Registrant's Preliminary Prospectus dated May 6, 1994, included in its Registration Statement on Form S-1 (No.33-78672), and under the caption "Description of Common Stock" of the Registrant's final Prospectus dated May 22, 1997, included in its Registration Statement on Form S-3 (No. 333-26415) filed with the Securities and Exchange Commission are incorporated herein by this reference.



                                 SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              APARTMENT INVESTMENT AND
                              MANAGEMENT COMPANY


                              By:   /s/ TROY D. BUTTS
                                  _________________________
                                 Name:   Troy D. Butts
                                 Title:  Vice President and
                                           Chief Financial Officer


 Date: July 14, 1998





                               EXHIBIT INDEX


 EXHIBIT NO.              DESCRIPTION

     3.1 Charter of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997).

     3.2 Bylaws of Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997).

     3.3   Articles Supplementary relating to the Class G Preferred
           Stock.

     3.4   Form of the Registrant's Class G Preferred Stock Certificate.

     3.5 Articles Supplementary relating to the Class C Preferred Stock of the Registrant (incorporated by reference to Exhibit 3.5 to the Registrant's Form 8-A filed with the Commission on February 18,
           1998).

     3.6 Articles Supplementary relating to the Class D Preferred Stock of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant's Form 8-A filed with the Commission on February 18,
           1998).

     99.1 Description of the Class C Preferred Stock of the Registrant set forth under the caption "Class C Preferred Stock" of the Registrant's final Prospectus Supplement dated December 19, 1997, filed pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, relating to the Registrant's Registration Statement on Form S-3 (No. 333-26415) filed with the Commission on May 22, 1997, as amended, is incorporated herein by this reference.

     99.2 Description of the Class D Preferred Stock of the Registrant set forth under the caption "Class D Preferred Stock" of the Registrant's final Prospectus Supplement dated February 13, 1998, filed pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, relating to the Registrant's Registration Statement on Form S-3 (No. 333-26415) filed with the Commission on May 22, 1997, as amended, is incorporated herein by this reference.

     99.3 Descriptions of the Common Stock of the Registrant set forth under the caption "Capital Stock of the Company" of the Registrant's Preliminary Prospectus dated May 6, 1994, included in its Registration Statement on Form S-1 (No.33-78672), and under the caption "Description of Common Stock" of the Registrant's final Prospectus dated May 22, 1997, included in its Registration Statement on Form S-3 (No. 333-26415) filed with the Securities and Exchange Commission are incorporated herein by this reference.